EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

as of March 31, 2015

Mecklermedia.com Subsidiary, Inc. (a Delaware Corporation)

Inside Network Inc. (a California Corporation)

Mecklermedia Asia- Pacific Limited (a Hong Kong Company)